Exhibit 3.6

Photo Eyewear, Inc.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

March 12, 2015

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TABLE OF CONTENTS
(continued)

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EXHIBITS

A	Schedule of Investors

B	Amended and Restated Certificate of Incorporation

C	Form of Warrant

D	Schedule of Exceptions

E	Notice and Waiver/Election of Right of First Refusal

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Photo Eyewear, Inc.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is dated as of the Effective Date, and is between Photo Eyewear, Inc. and the Investors.

Section 1

Authorization, Sale and Issuance

1.1 Authorization.  The Company will, prior to the Initial Closing (as defined below), authorize (a) the sale and issuance of the Shares; and (b) the reservation of the Conversion Shares.

1.2 Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, at a Closing and the Company agrees to sell and issue to each Investor, the number of Shares with an aggregate purchase price equal to the “Total Subscription” set forth on the signature page executed by such Investor at the Purchase Price. The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Shares to each Investor is a separate sale and issuance. Notwithstanding the foregoing, at the Company’s discretion, an Investor may subscribe for shares hereunder which shall be paid as follows: (a) not less than one-third (1/3) of the Total Subscription amount set forth on such Investor’s signature page shall be paid at the time that such Investor enters into this Agreement and (b) on not more than 2 subsequent Closing dates for each such Investor, the remainder of the Total Subscription amount on such Investor’s signature page shall be paid by the Investor not later than the first to occur of (1) the Company’s written request or (2) at the Investor’s option by written notice delivered before the end of the Subsequent Closing Period; provided however that any subscription details set forth on the applicable Investor’s Signature Page shall supersede this Section 1.2 when signed by the Company and such Investor. For the absence of doubt, by executing and delivering a signature page hereto, each Investor is making a legally binding commitment to purchase Shares with an aggregate Purchase Price equal to the Total Subscription amount set forth on such Investor’s signature page, with such purchase to be made in accordance with the schedule set forth on such Investor’s signature page.

1.3 Sale and Issuance of Warrants. At the Closing, the Company agrees to issue and sell to each Investor who invests $100,000 or more (each a “Qualifying Investor”), and each such Qualifying Investor severally agrees to purchase from the Company, a Warrant in the form of Exhibit C attached hereto (each a “Warrant” and collectively, the “Warrants”), to acquire a number of shares of Series A Preferred Stock of the Company equal to twenty percent (20%) of the principal amount of the investment made by such Qualifying Investor divided by its Warrant Purchase Price (as defined below). The purchase price of the Warrant shall be one-tenth of one percent of the aggregate purchase price paid by such Investor to purchase shares of Series A Preferred Stock and shall be set forth opposite such Investor’s name in the column labeled “Warrant Purchase Price” on Schedule 1 hereto (the “Warrant Purchase Price”).

1.4 Definitions.

(a) “Closing” means each purchase, sale and issuance of the Shares and Warrants pursuant to this Agreement.

(b) “Company” means Photo Eyewear, Inc., a Delaware corporation.

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(c) “Conversion Shares” means the shares of Common Stock of the Company reserved for issuance upon conversion of the Shares or upon conversion of the shares purchased on exercise of the Warrants.

(d) “Effective Date” means March 12, 2015.

(e) “Initial Closing” means the initial Closing under this Agreement, the date of which shall be referred to as the “Initial Closing Date”.

(f) “Initial Public Offering” shall mean the closing of the Company’s first effective firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(g) “Investors” means each persons and entities (other than the Company) delivering a signature page hereto that is accepted by the Company.

(h) “Material Adverse Effect” means a material adverse effect on the Company’s financial condition or business as now conducted.

(i) “New Securities” shall mean any equity capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include: (1) shares of Common Stock upon the conversion of the Preferred Stock; (2) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements; (3) shares of Common Stock upon the exercise or conversion of options or convertible securities; (4) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which an adjustment is made pursuant to Sections 4(e), 4(f) or 4(g) of Article V of the Company’s Restated Certificate; (5) shares of Common Stock issued or issuable in a registered public offering under the Securities Act; (6) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company (the “Board”); (7) shares of Common Stock issued or issuable to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Board; (8) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board; (9) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board; (10) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; (11) shares of Common Stock issued or issuable if the holders of a majority of the outstanding Preferred Stock have agreed in writing that such shares will not constitute New Securities for the purposes hereof; and (12) shares of Preferred Stock issued pursuant to this Agreement.

(j) “Purchase Price” means a cash purchase price of $1.00 per Share.

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(k) “Restated Certificate” means amended and restated certificate of incorporation of the Company, in substantially the form attached hereto.

(l) “Series A Preferred” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

(m) “Schedule of Exceptions” means the Schedule of Exceptions in the form attached hereto.

(n) “Shares” means up to 500,000 shares of Series A Preferred to be sold under this Agreement unless the Board authorizes a larger number of shares to be sold under this Agreement, in its sole discretion.

(o) “Subsequent Closing” means any Closing occurring after the Initial Closing.

(p) “Subsequent Closing Period” means any time between the Initial Closing and April 30, 2015, or such later date as is approved by the Board, in its sole discretion.

1.5 Use of Proceeds. The proceeds of the sale and issuance of the Shares shall be used for general corporate purposes; provided however that 10% of the proceeds from the sale and issuance of the Shares will be used to repay prior amounts loaned to the Company by the Company’s founder, Ronald Blum.

Section 2

Closing Dates and Delivery

2.1 Closing.

(a) The purchase, sale and issuance of the Shares and any Warrants shall take place at one or more Closings. The Initial Closing shall take place at the offices of Dorsey & Whitney LLP, 305 Lytton Avenue, Palo Alto, CA 94301, at 4:00 p.m. local time on the Initial Closing Date, or such other date as the Company determines in its sole discretion.

(b) If less than all of the Shares and, if applicable, Warrants, are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more Subsequent Closings, within the Subsequent Closing Period, up to the balance of the unissued Shares and Warrants, if applicable, to such persons or entities as may be approved by the Company in its sole discretion. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, without the need for an amendment to it except to add such person’s or entity’s name to the appropriate exhibit, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.

2.2 Delivery.  At each Closing, or promptly thereafter, the Company will deliver to each Investor in such Closing a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in such Closing against payment of the aggregate Purchase Price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c)  any combination of the foregoing. At each Closing, each Qualifying Investor that is purchasing Warrants will cause the delivery to the Company of payment in full for the Warrant Purchase Price, which payment shall be made by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, or (c)  any combination of the foregoing. At each Closing or promptly thereafter, the Company will deliver to each Investor a duly executed Warrant to acquire that number of shares of Common Stock of the Company as described in Section 1.2 hereof with respect to such Qualifying Investor.

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Section 3

Representations and Warranties of the Company

A Schedule of Exceptions shall be delivered to the Investors in connection with the Initial Closing. Except as set forth on the Schedule of Exceptions delivered to the Investor at the Initial Closing, the Company hereby represents and warrants as of the Effective Date as follows to the Investors:

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and any Warrants, if applicable, and to perform its obligations pursuant to this Agreement and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

3.2 Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

3.3 Capitalization.

(a) The Schedule of Exceptions sets forth the authorized and outstanding capital stock of the Company. The Common Stock and the Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. The outstanding shares of capital stock have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. All such outstanding shares of capital stock have been issued in compliance with state and federal securities laws. The Company has a right of first refusal over transfers of all outstanding shares of Common Stock. Except for the conversion privileges of the Series A Preferred, the Warrants and the shares of Series A Preferred Stock issuable on exercise of the Warrants, or as otherwise described in this Agreement or the Schedule of Exceptions, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

(b) The Company has reserved: (i) the Shares for issuance pursuant to this Agreement; and (ii) shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Shares or exercise of any Warrants.

(c) Except as set forth in this Agreement, (i) the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued and (ii) to the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

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(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Certificate, the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein. The Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal, except for such rights as have been duly complied with or waived.

3.4 Authorization.  All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under this Agreement has been taken or will be taken prior to the Initial Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.5 Intellectual Property.  To the knowledge of the Company (without having conducted any special investigation or patent search), the Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company has no knowledge as to whether, and makes no representation or warranty of any kind that, any of the patent applications that the Company has filed or proposes to file will result in the issuance of a patent, or that if and when any such patent issues that the claims contained therein will be enforceable, and/or commercially valuable to the Company.

3.6 Proprietary Information and Invention Assignment.  Each employee of the Company has executed a confidential information and invention assignment agreement.

3.7 Litigation.  There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency that questions the validity of this Agreement or the right of the Company to enter into them, or the right of the Company to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.8 Governmental Consent.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Warrants and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

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3.9 Offering.  Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Shares and where applicable, the Warrants to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

Section 4

Representations and Warranties of the Investors

Each Investor hereby, severally and not jointly, represents and warrants to the Company as follows:

4.1 No Registration.  The Investor understands that the Shares, the Warrants and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent.  The Investor is acquiring the Shares and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3 Investment Experience.  The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that (i) it can protect its own interests and (ii) it has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment.  The Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of the Investor’s investment and is able, without impairing the Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of the Investor’s investment. Without limiting the foregoing, Investor acknowledges that the success of the Company may depend on the issuance of patents with claims that allow the Company to prevent other parties from producing products that are substantially similar to the proposed products of the Company and that Company has no issued patents and that there is no assurance that the Company receive any issued patents in the future or that if and when issued any such patents would be enforceable and/or commercially valuable to the Company. In addition, Investor acknowledges that third parties may hold patents that, and/or file patent applications that if and when issued could prevent the Company from offering for sale the Company’s products as currently proposed and that there is no guarantee in any such event that Company could successfully design around any such patent protection. the Investor further acknowledges that Company will require additional capital in the future to accomplish its business objectives and that there is no guarantee the Company will be able to raise additional capital on terms acceptable to the Company, if at all. Investor also acknowledges that the Company’s success is conditioned up, among other things, commercial acceptance of the Company’s products by consumers at a purchase price that is profitable the Company. To date the Company has not manufactured or sold any products and there is no guarantee that the Company will be able to design and manufacture its products or that consumers will purchase the Company’s products if and when manufactured and offered for sale. Without limiting the foregoing, Investor acknowledges the disclosures set forth in Section 4.4 of the Schedule of Exceptions.

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4.5 Access to Data.  The Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning this Agreement, the exhibits and schedules attached hereto and thereto and the transactions contemplated by this Agreement, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Investor believes that it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Shares, the Warrants and the Conversion Shares. The Investor understands that such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The Investor also acknowledges that it is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

4.6 Accredited Investor.  The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

4.7 Residency.  The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

4.8 Rule 144.  The Investor acknowledges that the Shares, the Warrants and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Investor acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

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4.9 No Public Market.  The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.10 Authorization.

(a) The Investor has all requisite power and authority to execute and deliver this Agreement, to purchase the Shares and any Warrants hereunder and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Investor’s obligations under this Agreement, has been taken or will be taken prior to the Closing.

(b) This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except: (i)  as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.11 Tax Advisors.  The Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4.12 Legends.  The Investor understands and agrees that the certificates evidencing the Shares or the Conversion Shares, or any other securities issued in respect of the Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legends (in addition to any legend required under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY THE COMPANY OR ITS ASSIGNEE(S) AS SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHT OF FIRST REFUSAL IS BINDING ON THESE SHARES.”

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“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, PURSUANT TO A PREFERRED STOCK PURCHASE AGREEMENT, AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

4.13 Market Standoff.  If requested by the Company for an underwriter of Common Stock (or other securities) of the Company, Investor shall not sell or otherwise transfer, make any short sale, grant any option for the purchase, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the period from the filing of a registration statement of the Company filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the third legend set forth in Section 4.12 with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such 180-day (or other) period. Investor agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section.

4.14 Investment Representations, Warranties and Covenants by Non-United States Persons. If Investor is a Non-U.S. person (as that term is defined below), such Investor hereby represents and warrants to the Company as follows:

(a) This Agreement is made by the Company with Investor, who is a Non-U.S. person, in reliance upon such Non-U.S. person’s representations, warranties and covenants made in this Section.

(b) Such Non-U.S. person has been advised and acknowledges that:

(i) the Shares, Warrants and the Conversion Shares (the “Securities”) have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country;

(ii) in issuing and selling the Securities to such Non-U.S. person pursuant hereto, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(2) under the Securities Act;

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(iii) it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the Closing; and

(iv) notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the Closing (the “Restricted Period”),the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either: (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. person.

(c) As used herein, the term “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term “U.S. person” (as defined in Regulation S) means:

(i) a natural person resident in the United States;

(ii) any partnership or corporation organized or incorporated under the laws of the United States;

(iii) any estate of which any executor or administrator is a U.S. person;

(iv) any trust of which any trustee is a U.S. person;

(v) any agency or branch of a foreign entity located in the United States;

(vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and

(viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(d) As used herein, the term “Non-U.S. person” means any person who is not a U.S. person or is deemed not to be a U.S. person under Rule 902(k)(2) of the Securities Act.

(e) Such Non-U.S. person agrees that with respect to the Securities, until the expiration of the Restricted Period:

(i) such Non-U.S. person, its agents or its representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. person unless such offer or sale is in compliance with Section 4.13(b)(iv) above; and

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(ii) such Non-U.S. person shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement.

(f) Such Non-U.S. person agrees that after expiration of the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. person only pursuant to applicable securities laws.

(g) Such Non-U.S. person has not engaged, nor is it aware that any party has engaged, and such Non-U.S. person will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

(h) Such Non-U.S. person: (i) is domiciled and has its principal place of business outside the United States; (ii) certifies it is not a U.S. person and is not acquiring the Securities for the account or benefit of any U.S. person; and (iii) at the time of the Closing, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith will be located outside the United States.

(i) At the time of offering to such Non-U.S. person and communication of such Non-U.S. person’s order to purchase the Securities and at the time of such Non-U.S. Person’s execution of this Agreement, the Non-U.S. person or persons acting on Non-U.S. person’s behalf in connection therewith were located outside the United States.

(j) Such Non-U.S. person is not a “distributor” (as defined in Regulation S) or a “dealer” (as defined in the Securities Act).

(k) Such Non-U.S. person acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section and shall transfer such shares on the books of the Company only to the extent consistent therewith. In particular, such Non-U.S. person acknowledges that the Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

(l) Such Investor understands and agrees that each certificate representing Securities held by such Non-U.S. person, shall bear the following legend (in addition to any legend required by this Agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.”

CONFIDENTIAL	-11-

4.15 Representations by Non-United States persons. If Investor is a non-U.S. person, Investor hereby represents that Investor is satisfied as to the full observance of the laws of Investor’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within Investor’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Investor’s subscription and payment for, and Investor’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

Section 5

INVESTOR RIGHTS

5.1 Right of First Refusal.  The Company hereby grants to each Investor the right of first refusal to purchase its pro rata share of New Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement. An Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants and including any shares reserved for issuance under equity incentive plans of the Company).

(a) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Investor’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Exhibit E, and stating therein the quantity of New Securities to be purchased.

(b) In the event the Investors fail to exercise fully the right of first refusal within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Investors’ right of first refusal option set forth in this Section 5.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Investors delivered pursuant to Section 5.1(a). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in this Section 5.1.

CONFIDENTIAL	-12-

(c) The right of first refusal granted under this Agreement shall not be applicable if (i) at the time of the issuance of New Securities the Investor is not an “Accredited Investor” as defined in Regulation D, Rule 501(a) of the Securities Act and (ii) such issuance of New Securities is only being offered to Accredited Investors.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to the first to occur of (x) the Company’s Initial Public Offering, or (y) upon an acquisition of the Company by a company subject to and in compliance with the reporting provisions of the Exchange Act of 1934, as amended (the “Exchange Act”).

5.2 Information Rights.  The Company will deliver to each Investor: (i) unaudited annual financial statements within 180 days following fiscal year-end, and (ii) unaudited quarterly financial statements within 45 days following quarter-end. The information rights granted under this Agreement will terminate upon the first to occur of (x) the Company’s Initial Public Offering, or (y) upon an acquisition of the Company by a company subject to and in compliance with the reporting provisions of the Exchange Act.

Section 6

Conditions to Investors’ Obligations to Close

Each Investor’s obligation to purchase the Shares at a Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Shares in such Closing:

6.1 Representations and Warranties.  Except as set forth in or modified by the Schedule of Exceptions, the representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the Initial Closing.

6.2 Covenants.  The Company shall have performed or complied with all covenants and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.

6.3 Blue Sky.  The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

6.4 Restated Certificate.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Proceedings and Documents.  All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have been furnished with such instruments and documents as it shall have reasonably requested.

Section 7

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares at each Closing is subject to the fulfillment on or before such Closing of the following conditions, unless waived by the Company:

7.1 Representations and Warranties.  The representations and warranties made by the Investors in such Closing in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of such Closing.

CONFIDENTIAL	-13-

7.2 Covenants.  The Investors shall have performed or complied with all covenants and conditions contained in this Agreement to be performed or complied with by the Investors on or prior to the date of such Closing in all material respects.

7.3 Compliance with Securities Laws.  The Company shall be satisfied that the offer and sale of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

7.4 Restated Certificate.  The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

7.5 Proceedings and Documents.  All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

Section 8

Miscellaneous

8.1 Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that Investors purchasing shares in a Closing after the Initial Closing may become parties to this Agreement in accordance with Section 2.1 without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

8.2 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof;

(b) if to any other holder of any Shares or Conversion Shares, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such Shares or Conversion Shares for which the Company has contact information in its records; or

CONFIDENTIAL	-14-

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 4502 Starkey Road, Suite 109, Roanoke, Virginia 24018, or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Adrian M. Rich, Dorsey & Whitney LLP, 305 Lytton Avenue, Palo Alto, California 94301.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor or other security holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on the signature page hereto (or to any other facsimile number for the Investor or other security holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on the signature page hereto (or to any other electronic mail address for the Investor or other security holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or other security holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or other security holder. This consent may be revoked by an Investor or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

8.3 Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

8.4 Expenses.  The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

8.5 Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for one year from the date of the Initial Closing.

8.6 Successors and Assigns.  This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

CONFIDENTIAL	-15-

8.7 Entire Agreement.  This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

8.8 Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

8.9 California Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8.10 Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

8.11 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

8.12 Telecopy Execution and Delivery.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

8.13 Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state or federal (in the event of exclusive federal jurisdiction) courts in the State of Delaware.

8.14 Further Assurances.  Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

CONFIDENTIAL	-16-

8.15 Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

8.16 Waiver of Potential Conflicts of Interest.  Each of the Investors and the Company acknowledges that Dorsey & Whitney, LLP (“D&W”) may have represented and may currently represent certain of the Investors. In the course of such representation, D&W may have come into possession of confidential information relating to such Investors. Each of the Investors and the Company acknowledges that D&W is representing only the Company in this transaction. Each of the Investors and the Company understands that an affiliate of D&W may also be an Investor under this Agreement. Pursuant to Rule 3-310 of the Rules of Professional Conduct promulgated by the State Bar of California, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of D&W’s representation of such persons and entities, D&W’s possession of such confidential information and the participation by D&W’s affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

(signature page follows)

CONFIDENTIAL	-17-

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

Photo Eyewear, Inc.
a Delaware corporation

/s/ Ronald D. Blum
Ronald D. Blum
President and CEO

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Joe R. Blackstock
(Print investor name)

/s/ Joe R. Blackstock
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Judith O. Rumford
(Print investor name)

/s/ Judith O. Rumford
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Total Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Lindstrom Family Limited Partnership #2
(Print investor name)

/s/ Richard L. Lindstrom
(Signature)

Richard L. Lindstrom
(Print name of signatory, if signing for an entity)

President
(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Total Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

For: J. McDougall IRA Holdings, LLC

John H. McDougall
(Print investor name)

/s/ John H. McDougall
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Total Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Joseph Gira
(Print investor name)

/s/ Joseph Gira
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Joseph Gira
(Print investor name)

/s/ Joseph Gira
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Edward E. Greene
(Print investor name)

/s/ Edward E. Greene
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Total Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Paul and Chandria Karpecki
(Print investor name)

/s/ Paul Karpecki
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

HEC Fellows, LLC
(Print investor name)

/s/ Paul Karpecki
(Signature)

Paul M. Karpecki
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

William Bond
(Print investor name)

/s/ William Bond
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Richard Russo
(Print investor name)

/s/ Richard Russo
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

Barbara & Marc Kranz
(Print investor name)

/s/ Barbara Kranz
(Signature)

Barbara Kranz
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

John H. McDougall
(Print investor name)

/s/ John H. McDougall
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

NST Ventures Company Limited
(Print investor name)

/s/ Ms. Pornpun Tnotrakul /s/ Mr. Torn Pracharktam /s/ Mr. Sarath Tegarjana Yanich
(Signature)

Ms. Pornpun Tnotrakul Mr. Torn Pracharktam Mr. Sarath Tegarjana Yanich
(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

The parties are signing this Series A Preferred Stock Purchase Agreement as of the Effective Date.

INVESTOR:

John Templeton
(Print investor name)

/s/ John Templeton
(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

Address:

Number of Shares:

Share Purchase Price ($1.00 per share):

Warrant Purchase Price:

Total Purchase Price:

Instructions:

1.	Please sign and date the signature block above.
2.	Please provide your address for the Company’s stock records
3.	Please write in the number of shares you seek to purchase and the total purchase price
4.	Please submit this signature page with your proposed investment amount and your completed investor suitability questionnaire.

CONFIDENTIAL

Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCOPORATION

CONFIDENTIAL	B-1

Exhibit C

FORM OF WARRANT

CONFIDENTIAL	C-1

Exhibit D

Photo Eyewear, Inc.

SCHEDULE OF EXCEPTIONS

CONFIDENTIAL	D-1

Exhibit E

NOTICE AND WAIVER/ELECTION OF RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Series A Preferred Stock Purchase Agreement dated as of March 12, 2015 (the “Agreement”):

1. Waiver of [___] days’ notice period in which to exercise right of first refusal: (please check only one)

☐	WAIVE in full, on behalf of all Stockholders, the [___]-day notice period provided to exercise my right of first refusal granted under the Agreement.

☐	DO NOT WAIVE the notice period described above.

2. Issuance and Sale of New Securities: (please check only one)

☐	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

☐	ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by Photo Eyewear, Inc. representing LESS than my pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

☐	ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by Photo Eyewear, Inc., representing my FULL pro rata portion of the aggregate of $[_______] in New Securities being offered in the financing.

Date: ________________

(Print Stockholder name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

CONFIDENTIAL	E-1